UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 358-4455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

DIP Credit Agreement

The information contained in Item 2.03 regarding the Secured Multiple Draw Debtor in Possession Credit Agreement is incorporated by reference into this Item 1.01.

Restructuring Support Agreement

On March 10, 2015, Allied Nevada Gold Corp. (the “Company” or “Allied Nevada”), a Delaware corporation and certain of its domestic direct and indirect subsidiaries (together with the Company, the “Debtors”) entered into an agreement (the “Restructuring Support Agreement”) with (1) certain holders (the “Initial Consenting Noteholders”) collectively owning or controlling in excess of 67% of the aggregate outstanding principal amount of the Company’s CDN$400.0 million 8.75% senior unsecured notes due 2019 (the “Notes”), issued by Allied Nevada pursuant to that certain indenture dated as of May 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and between Allied Nevada and Computershare Trust Company of Canada, as trustee (the “Indenture Trustee”) and (2) the Company’s secured bank lenders (the “Initial Secured Lenders”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment to and obligations of, on the one hand, the Debtors, and on the other hand, the Initial Consenting Noteholders (and any successors or permitted assigns that become party thereto, the “Consenting Noteholders”) and the Initial Secured Lenders (and any successors or permitted assigns that become party thereto, the “Secured Lenders” and together with the Consenting Noteholders, the “Creditor Parties”) in connection with a restructuring of the Debtors’ debt and equity (including the Company’s common stock (the “Existing Common Stock”)) (the “Restructuring Transaction”) pursuant to a pre-arranged plan of reorganization (the “Plan”) to be filed under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Plan will be based on the restructuring term sheet attached to and incorporated by reference in the Restructuring Support Agreement (the “Term Sheet”).

Pursuant to the terms of the Restructuring Support Agreement, the Creditor Parties have agreed to, among other things, and subject to certain conditions: (a) support and take all reasonable actions to facilitate the implementation and consummation of the Restructuring Transaction pursuant to the Term Sheet and the Plan; (b) subject to receipt of a Bankruptcy Court-approved disclosure statement, vote to accept the Plan; (c) vote against any Alternative Transaction (as defined in the Restructuring Support Agreement); (d) if holders of the Notes have requested the Indenture Trustee to exercise rights or remedies under the Indenture or if the Indenture Trustee shall have publicly announced that it intends to exercise rights or remedies under the Indenture, direct the Indenture Trustee not to exercise any rights or remedies or assert or bring any claims under or with respect to the Indenture; and (e) support any recognition or similar proceedings that the Company may file in Canada by the Company to address any class action proceedings against the Company in the Canadian courts.

The Company, has agreed to, among other things, and subject to certain conditions: (a) prepare the necessary documents in respect of the Chapter 11 Cases (as hereinafter defined) and take actions in support and furtherance of the Plan; (b) not take any action or file any motion, pleading or other Restructuring Documents with the Bankruptcy Court (including any modifications or amendments thereof) that is inconsistent in any material respect with the Restructuring Support Agreement or the Plan; (c) use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third party approvals necessary or required for the implementation or consummation of the Restructuring Transaction or the approval by the Bankruptcy Court of the documents required in connection with the Plan; (d) meet certain milestones in respect of the Chapter 11 Cases; (e) conduct the business of the Debtors in the ordinary course consistent with past practice; and (f) not to take certain actions during the pendency of the Chapter 11 Cases, including actions that would challenge the validity, enforceability or priority of the Indenture, the Notes or the secured bank debt, or any claims in respect of the Notes or the secured bank debt.

The Term Sheet contemplates that the Debtors will reorganize as a going concern. Specifically, the material terms of the Plan are expected to effect, among other things, and subject to certain conditions and as more particularly set forth in the Term Sheet, upon the effective date of the Plan, a substantial reduction in the Debtors’ funded debt obligations by:

•	the issuance of a new first lien term loan credit facility in exchange for outstanding indebtedness and exposure under (1) the Third Amended and Restated Credit Agreement, dated as of May 8, 2014 (as may be amended, amended and restated, supplemented or otherwise modified, from time to time, the “Existing ABL Revolver”) among Allied Nevada, as borrower, The Bank of Nova Scotia, as administrative agent, The Bank of Nova Scotia and Wells Fargo Bank, National Association as co-collateral agents, and the lenders party thereto, (2) the Company’s cross currency swaps and (3) the Company’s diesel swaps;

•	the issuance of a new second lien convertible term loan credit facility to certain holders of claims under the DIP Facility (as defined below in Item 2.03);

•	the issuance of common stock to holders of claims under the DIP Facility and claims under the Notes; and

•	the issuance of warrants to holders of Allied Nevada’s Existing Common Stock.

If the Plan is consummated as contemplated by the Term Sheet, the Company’s Existing Common Stock will be extinguished. Holders of the Company’s Existing Common Stock will receive warrants (certain terms of which are set forth in the Term Sheet included as part of the Restructuring Support Agreement and included as Exhibit 10.1), on a pro rata basis for the right to purchase shares of common stock in the reorganized Company only if the class of holders of the Existing Common Stock votes in favor of the Plan. If holders of the Company’s Existing Common Stock vote against the Plan, then holders of the Company’s Existing Common Stock shall receive no recovery on account of their Existing Common Stock.

In addition, under the proposed Plan, which requires Bankruptcy Court approval, Allied Nevada’s trade creditors and vendors are expected to be paid in full.

Allied Nevada has filed a motion which, if approved, would place restrictions on the trading of its equity securities for the purpose of preserving certain tax attributes.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet certain milestones related to confirmation and consummation of the Plan, among other items, and certain breaches by the parties under the Restructuring Support Agreement.

The foregoing description of the Restructuring Support Agreement and the Term Sheet is qualified in its entirety by reference to the Restructuring Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership

On March 10, 2015 (the “Petition Date”), the Debtors filed voluntary petitions for relief under the Bankruptcy Code (the “Chapter 11 Petition”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), for which joint administration has been sought (the “Chapter 11 Cases”). Subject to the approval of the Bankruptcy Court, each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Chapter 11 Cases, the Debtors have agreed to enter into a Secured Multiple Draw Debtor in Possession Credit Agreement (the “DIP Credit Agreement”), among the Company, as borrower, the direct and indirect subsidiaries of the Company party thereto from time to time, as guarantors, Wilmington Savings Funds Society, FSB, as administrative agent and collateral agent and the lenders from time to time party thereto. Subject to approval by the Bankruptcy Court and the satisfaction of certain other conditions, the DIP Credit Agreement will provide for a secured credit facility to the Company in an aggregate principal amount of up to $78.0 million (the “DIP Facility”). The principal outstanding under the DIP Facility will pay interest on a monthly basis at a rate of 12.0% per annum, 6.0% to be paid in cash and 6.0% to be paid in kind.

The obligations under the DIP Credit Agreement will be guaranteed by the Debtors other than the Company and secured by a continuing security interest in all of Debtors’ property and assets (subject only to a carve-out, the liens existing on the Petition Date and adequate protection liens) in accordance with sections 364(c)(2), (c)(3) and (d)(1) of the Bankruptcy Code, including (i) a perfected first-priority security interest in the collateral that is not otherwise encumbered as of the Petition Date (subordinate only to adequate protection liens granted in respect of the secured bank debt), (ii) a perfected junior security interest in all collateral that are subject to valid and perfected liens in existence as of the Petition Date or to valid liens in existence as of the Petition Date and perfected subsequent to the Petition Date as permitted by subsection 546(b) of the Bankruptcy Code and (iii) a perfected first-priority senior, priming, security interest in the collateral junior only to a carve-out, the permitted liens, the liens securing the secured bank debt and the adequate protection liens granted in respect of the secured bank debt. Except to the extent set forth in the DIP Credit Agreement and any Bankruptcy Court orders to be entered in connection therewith, the liens securing the Company’s secured bank debt shall be senior in priority to the liens securing Debtors’ obligations under the DIP Credit Agreement.

The Debtors anticipate using the proceeds of the DIP Facility primarily for (1) purposes permitted by orders of the Bankruptcy Court, including ongoing debtor in possession working capital purposes, (2) the payment of fees, costs and expenses and (3) other general corporate purposes, in each case, only to the extent permitted under applicable law, the DIP Credit Agreement, the orders of the Bankruptcy Court, and in accordance with the approved budget, and further subject to certain exceptions as set forth in the DIP Credit Agreement.

The DIP Credit Agreement will contain certain customary and industry/Debtor-specific representations, covenants, indemnifications and events of default. Events of default include, but are not limited to payment defaults, covenant defaults and certain bankruptcy-related defaults. The financial and non-financial covenants include, but are not limited to, the covenant testing the Reserve Tail (as defined in the DIP Credit Agreement), the prohibited variance covenant testing the “Total Operating Disbursements”, “Total Ounces of Gold Sold”, “Total Ounces of Gold Equivalent Sold” and “Total Monthly Ounces of Gold Produced” line items on the approved budget, and the covenant on the Hycroft Demonstration Plant (as defined in the DIP Credit Agreement). The Reserve Tail covenant will require the Company to maintain a minimum Reserve Tail of at least 600,000 ounces of gold equivalent on the end of each quarter falling after the closing of the DIP Credit Agreement. The Total Operating Disbursements covenant will require the Company to make disbursements in accordance with a budget approved by the lenders under the DIP Facility (generally subject to a 10% permitted variance over budget). The Total Ounces of Gold Sold, Total Ounces of Gold Equivalent Sold and Total Monthly Ounces of Gold Produced covenants will require the Company to sell or produce minimum amounts of gold or equivalent ounces (generally subject to a 10% permitted variance under budget). The Hycroft Demonstration Plant covenant will require the Company to construct and operate a temporary demonstration plant related to the sulfide mill expansion project at the Company’s Hycroft Mine.

The Initial Consenting Noteholders, and/or certain affiliates, and/or related funds or vehicles of the Initial Consenting Noteholders have agreed to provide a backstop to the commitments in respect of the DIP Facility to the extent there is a shortfall (in such capacity, collectively, the “Backstop DIP Lenders”). Each of the Backstop DIP Lenders shall receive its pro rata portion of a non-refundable backstop put option payment of $2.34 million (3.0% of the $78.0 million commitment under the DIP Facility) payable in the form of the new second lien convertible term loan credit facility described above or, subject to the conditions set forth in the Term Sheet, in cash.

In addition, the Debtors shall pay to the lenders under the DIP Facility a non-refundable upfront cash put option payment on a pro rata basis in the aggregate amount of $780,000 (1.0% of the $78.0 million commitment under the DIP Facility) upon the entry of the interim DIP order. The Debtors shall also pay to lenders under the DIP Facility a non-refundable upfront put option payment payable in the aggregate amount of $3.12 million (4.0% of the $78.0 million commitment under the DIP Facility) in the form of the new second lien convertible term loans or, subject to certain conditions set forth in the Term Sheet, in cash.

The maturity date of the DIP Credit Agreement is one year from the execution of the DIP Credit Agreement. The DIP Credit Agreement and DIP Facility shall terminate upon the earlier to occur of (a) the date of acceleration of the term loans under the DIP Credit Agreement and the termination of the commitment available under the DIP Facility upon an event of default, (b) the date of consummation of any sale of all or substantially all of the assets of the

Debtors pursuant to Section 363 of the Bankruptcy Code, (c) if a final order approving the DIP Facility has not been entered, the date that is 35 calendar days after the Petition Date, (d) the effective date of the Plan and (e) maturity date referenced in the immediately preceding sentence.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the form of DIP Credit Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases described in Item 1.03 above constituted an event of default with respect to each of the following agreements or instruments:

•	the Indenture relating to the Notes, with an aggregate principal amount outstanding of CDN$400.0 million as of March 9, 2015;

•	the Existing ABL Revolver, with approximately $75.0 million of borrowings and issued letters of credit thereunder outstanding as of March 9, 2015;

•	the term and security deposit loan agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term and Security Deposit Loan Agreement”), with Caterpillar Financial Services Corporation as lender in connection with the purchase of three electric rope shovels, with an amount outstanding as of March 9, 2015 of $58.3 million and accrued but unpaid interest of $1.6 million; and

•	capital lease obligations with an amount outstanding as of March 9, 2015 of $98.6 million.

The events of default under each of the Indenture and Credit Agreement, the Term and Security Loan Agreement and the capital leases, and/or the commencement of the Chapter 11 Cases, by operation of law, caused all unpaid principal of, and premium, if any, and accrued and unpaid interest (and additional interest, if any) to become immediately due and payable. As a result of the filing of the Chapter 11 Cases, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under these and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

The out-of-money exposure under the following instruments can be accelerated and become due and payable upon notice to the Company, subject to an automatic stay of any action to collect, assert, or recover a claim against the Company or the other Debtors and the application of the applicable provisions of the Bankruptcy Code:

•	the outstanding cross currency swap with The Bank of Nova Scotia, relating to a mark-to-market loss of approximately $75.1 million as of March 9, 2015;

•	the outstanding cross currency swap (which is fully collateralized) with Société Générale, relating to a mark-to-market loss of approximately $12.4 million as of March 9, 2015;

•	the outstanding cross currency swap (which is fully collateralized) with National Bank of Canada, relating to a mark-to-market loss of approximately $10.0 million as of March 9, 2015; and

•	the outstanding diesel swaps with The Bank of Nova Scotia, relating to a $5.2 million mark-to-market loss as of March 9, 2015.

Item 3.03	Material Modification to Rights of Security Holders

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure

A copy of the press release dated March 10, 2015 announcing that the Company had filed the Chapter 11 Petition is attached to this Current Report on Form 8-K as Exhibit 99.1.

Beginning in February 2015, Allied Nevada entered into confidentiality agreements with the Initial Consenting Noteholders and such Initial Consenting Noteholders’ financial advisors and legal advisors (collectively, the “Noteholder Advisors”), to facilitate confidential, non-public discussions with the Noteholder Advisors and Initial Consenting Noteholders regarding potential consensual restructuring transactions with Allied Nevada. In connection with these discussions, Allied Nevada provided the Initial Consenting Noteholders certain confidential information, including certain summary unaudited financial information and prospective financial information (Allied Nevada generally does not publicly disclose prospective financial information), and operating and budgetary information prepared in early February 2015 as well as the borrowing base certificate provided to that administrative agent under the Credit Agreement. Pursuant to the confidentiality agreements, Allied Nevada is required to publicly disclose this confidential information upon expiration of the confidentiality agreements. The confidentiality agreements with the Initial Consenting Noteholders expired upon filing of the Chapter 11 Petition. As a result, Allied Nevada is required to furnish the information set forth in this Item 7.01 and Exhibits 99.2, 99.3 and 99.4 to this Current Report on Form 8-K to satisfy the Company’s public disclosure obligations under the confidentiality agreements that have expired. The information furnished as Exhibits 99.2, 99.3 and 99.4 is incorporated herein by reference.

The inclusion of this financial and other information and forecasts in this Current Report on Form 8-K, including Exhibits 99.2, 99.3 and 99.4, should not be regarded as an indication that this financial and other information or forecasts reflect current estimates or expectations, beliefs and assumptions of management about prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or may occur and that was not anticipated at the time the information was prepared. The information likely does not reflect current results or future performance. Management prepared the forecasts from internal financial projections based on reasonable expectations, beliefs and assumptions at the time they were made and do not reflect events that have occurred since that date. The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The projections and other information are included herein only because they were provided to the Initial Consenting Noteholders and are required to be disclosed by the Company. The forecasts were not prepared with a view toward public disclosure and were not prepared in accordance with generally accepted accounting principles in the United States or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The information included in Exhibits 99.2, 99.3 and 99.4 has not been audited by the Company’s independent accountants. In addition, Exhibit 99.3 was prepared for disclosure to the Initial Consenting Noteholders as of December 31, 2014 and does not reflect subsequent events and adjustments customarily made in year-end balance sheets, including asset impairments, debt reclassifications and related effects.

Further, the information included in Exhibits 99.2, 99.3 and 99.4 does not include all information required by U.S. Securities and Exchange Commission (the “SEC”) disclosure rules, nor does it comply with Regulation G promulgated by the SEC, and the information includes certain data related to the Company’s other mineralized materials that were prepared in accordance with definitions and foreign regulations that differ from those required by the SEC and are normally not permitted to be used in reports and registration statements filed with the SEC. The Company can provide no assurance that any part or all of these other mineralized materials in these categories will ever be converted into reserves or that all or any part of such other mineralized materials are economically or legally mineable.

The information furnished on Exhibit 99.2 contains forward-looking statements. These forward-looking statements are subject to a significant amount of uncertainty. Factors both within and outside the control of Allied Nevada will affect the accuracy of this forward-looking information. Furthermore, the information is a high-level summary only and is subject to assumptions, qualifications and performance criteria not otherwise described in the information presented. Allied Nevada does not intend to update any of the information presented herein to reflect events that occur after the date of such information except as required by law.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language in any such filing. By filing this Current Report on Form 8-K and furnishing this information, Allied Nevada makes no admission as to the materiality of any information in Item 7.01 of this report.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, the Exchange Act (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include, but are not limited to the potential adverse effect of the Chapter 11 Cases on the Debtors’ business, financial condition or results of operations, including the Debtors’ ability to maintain contracts and other business relationships that are critical to the Debtors’ business and the actions and decisions of the Debtors’ creditors and other third parties with interests in the Chapter 11 Cases; the Debtors’ ability to conduct the Chapter 11 Cases on the terms set forth herein; the Debtors’ ability to maintain adequate liquidity to fund the Debtors’ operations during the Chapter 11 Cases and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor in possession financing and exit financing; whether the holders of the Debtors’ liabilities and/or securities receive any value for their interests; and the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases prosecuted from time to time; and other factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other recent SEC filings (and Canadian filings). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of March 10, 2015

10.2	Form of Secured Debtor in Possession Multiple Draw Credit Agreement

99.1	Press Release, dated March 10, 2015

99.2	Allied Nevada Discussion Materials dated February 2015

99.3	Allied Nevada Preliminary Internal Asset and Liability Listing as of December 31, 2014

99.4	Allied Nevada Borrowing Base Certificate, dated February 20, 2015, and Borrowing Base as of January 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

By:	/s/ Stephen M. Jones
Name:	Stephen M. Jones
Title:	Executive Vice President and Chief Financial Officer

Date: March 10, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of March 10, 2015

10.2	Form of Secured Debtor in Possession Multiple Draw Credit Agreement

99.1	Press Release, dated March 10, 2015

99.2	Allied Nevada Discussion Materials dated February 2015

99.3	Allied Nevada Preliminary Internal Asset and Liability Listing as of December 31, 2014

99.4	Allied Nevada Borrowing Base Certificate, dated February 20, 2015, and Borrowing Base as of January 31, 2015